Exhibit 99.3

Alternus Sheds $100 Million of Debt and Payables, Improves Shareholder Equity Position By Circa $45 Million From Disposal Of Certain Subsidiaries.

Fort Mill, South Carolina, October 8, 2024 –Alternus Clean Energy, Inc. (NASDAQ: ALCE) (“Alternus”), announces that on October 3, 2024, by mutual agreement and in furtherance of the Company’s balance sheet improvement activities, Solis Bond Company DAC (“Solis”), a company formed under the laws of Ireland and an indirect wholly owned subsidiary of the Company, was sold, along with its subsidiaries in Romania, to Solis Trustee Special Vehicle Limited, the Solis Bondholders’ ownership vehicle, for one Euro (€1.00) in accordance with the terms of the Solis Bonds, as amended.

As a result of the sale, Alternus has removed approximately $100 million in debt and payables related to Solis activities and will improve shareholders equity by approximately $45 million. Solis accounted for 98% of group revenues for the six months ended June 30, 2024. Alternus will record the sale as discontinued activities as it has no business activities in Romania.

Vincent Browne, Chief Executive Officer of Alternus, stated: “The sale of Solis aligns with our on-going activities to significantly reduce debt and strengthen our balance sheet as we reposition the business from an exclusive focus on utility scale solar to that of a more comprehensive energy provider going forward. Our recent announcement of binding terms to establish a joint venture with Hover Energy to deliver state-of-the-art clean energy microgrids, is the first such example of entering additional exciting high-value complementary segments to our existing utility activities.”

“We are also at advanced discussions in acquiring battery storage capabilities and customer base to strengthen both our utility and microgrid businesses and are targeting additional joint ventures and investments in other energy segments that are accretive to the group both operationally and financially in the short and long term and supporting our wider energy provision growth strategy.”

About Alternus Clean Energy Inc.

Alternus is a transatlantic clean energy independent power producer. Headquartered in the United States, we currently develop, install, own, and operate utility scale solar parks in North America and Europe. Our highly motivated and dynamic team at Alternus have achieved rapid growth in recent years. Building on this, our goal is to reach 3GW of operating projects within five years through continued organic development activities and targeted strategic opportunities. Our vision is to become a leading provider of 24/7 clean energy delivering a sustainable future of renewable power with people and planet in harmony.

Forward-Looking Statements

Certain information contained in this release, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. When used in this notice, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing Alternus’ assessments of any date after the date of this release. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact: IR@alternusenergy.com